Exhibit 99.1

2010 *Third Quarter*

APPLE REIT SIX

SEPTEMBER 30, 2010

NO LIFEGUARD ON DUTY
SWIM AT YOUR OWN RISK

Dear Shareholder

GLADE M. KNIGHT

I am pleased to report that hotel operations have steadily improved at the majority of hotels in the Apple REIT Six, Inc. portfolio since the beginning of 2010. Limited new supply entering the lodging market combined with an increase in demand has resulted in better year-over-year operations and I believe an overall positive environment for the hotel industry going forward.

For the three-month period ending September 30, 2010, occupancy rates among our 66 hotels with continuing operations averaged 77 percent and for the nine-month period ending September 30, 2010, 73 percent. Occupancy rates for the same periods last year were 71 percent and 67 percent, respectively. Average daily rate (ADR) was $108 for the third quarter of this year, the same as last year’s average, and $105 for the first nine months of this year, down three percent from the same period last year. Revenue per available room (RevPAR) was $83 for the third quarter of this year and $76 for the nine-month period ending September 30, 2010, up eight percent and four percent over the same periods last year, respectively. With our current positive trend in occupancy, we see opportunity for rate growth in the majority of our markets now and well into next year. Although operational performance has not reached pre-recession levels, we are pleased to report that our hotels continue to perform ahead of market averages.

During the third quarter of this year modified funds from operations (MFFO) totaled $21.2 million, or $0.23 per share. For the nine-month period ending September 30, 2010, MFFO totaled $56.2 million, or $0.62 per share. MFFO results for 2009 were $18.8 million and $51.7 million, respectively. During the third quarter of this year the Company paid distributions of $0.19 per share and for the nine-month period ending September 30, 2010, $0.60 per share. Following the reduction of our annualized distribution rate in March of this year from 8.2 percent to seven percent, or $0.77 per share, based on an $11 share price, the actual annualized distribution rate for 2010 will equal 7.2 percent, or $0.79 per share, based on an $11 share price. Our management team and Board of Directors continue to closely monitor hotel operations and projected long-term performance as compared to distributions.

In an effort to maximize shareholder value, we continually monitor the profitability of our properties. Based on changing market conditions, we have committed to sell two hotels that were underperforming and plan to redirect the capital to higher returning assets. After careful consideration, the properties to be sold are the TownePlace Suites® by Marriott® and the SpringHill Suites® by Marriott® in Tempe, Arizona. We anticipate the transaction will close during the fourth quarter of 2010. The operating results for these properties have been included in discontinued operations.

With industry-wide third quarter results better than anticipated, analysts are generally optimistic about the future. We believe our diversified portfolio of Marriott®- and Hilton®-branded hotels, acquired primarily on an all-cash basis, are well-poised for continued improvement and we project moderate revenue growth in 2011. We remain committed to growing the value of your investment over the long term and continue to aggressively pursue market opportunities to improve revenue. I look forward to reporting to you year-end results in our 2010 Annual Report which is scheduled for distribution next spring. As always, thank you for investing with Apple REIT Six.

Sincerely,

Glade M. Knight
Chairman and Chief Executive Officer

Statements of Operations (Unaudited)

	Three months ended	Three months ended	Nine months ended	Nine months ended
(In thousands except statistical data)	Sept. 30, 2010	Sept. 30, 2009	Sept. 30, 2010	Sept. 30, 2009

REVENUES
Room revenue	$58,094	$53,952	$159,752	$151,597
Other revenue	3,676	3,558	10,792	11,009
Reimbursed expenses	1,417	1,311	4,685	3,931
Total revenue	$63,187	$58,821	$175,229	$166,537

EXPENSES
Direct operating expense	$15,541	$14,837	$43,657	$42,178
Other hotel operating expenses	22,799	22,028	64,755	64,082
Reimbursed expenses	1,417	1,311	4,685	3,931
General and administrative	1,203	1,057	3,645	3,559
Depreciation	7,711	7,634	23,028	22,767
Interest expense, net	990	660	2,864	1,470
Total expenses	$49,661	$47,527	$142,634	$137,987

NET INCOME
Income from continuing operations	13,526	11,294	32,595	28,550
Loss from discontinued operations	(3,289)	(270)	(2,908)	(29)
Net income	$10,237	$11,024	$29,687	$28,521
Income from continuing operations per share	$0.15	$0.12	$0.36	$0.31
Loss from discontinued operations per share	(0.04)	-	(0.03)	-
Net income per share	$0.11	$0.12	$0.33	$0.31

MODIFIED FUNDS FROM OPERATIONS (A)
Net income	$10,237	$11,024	$29,687	$28,521
Depreciation of real estate owned	7,842	7,765	23,421	23,157
Funds from operations	18,079	18,789	53,108	51,678
Loss on hotels held for sale	3,071	-	3,071	-
Modified Funds from Operations	$21,150	$18,789	$56,179	$51,678
FFO per share	$0.20	$0.21	$0.58	$0.57
Modified FFO per share	$0.23	$0.21	$0.62	$0.57

WEIGHTED-AVERAGE SHARES OUTSTANDING	91,300	91,097	91,334	91,165

OPERATING STATISTICS
Occupancy of continuing operations	77%	71%	73%	67%
Average daily rate of continuing operations	$108	$108	$105	$108
RevPAR of continuing operations	$83	$77	$76	$73
Number of hotels owned	68	68
Dividends per share	$0.19	$0.23	$0.60	$0.68

Balance Sheet Highlights (Unaudited)

(In thousands)	September 30, 2010	December 31, 2009

ASSETS
Investment in real estate, net	$768,772	$801,646
Hotels held for sale	11,250	-
Other assets	17,088	13,938
Total assets	$797,110	$815,584

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$59,170	$54,040
Other liabilities	5,182	4,056
Total liabilities	64,352	58,096
Total shareholders’ equity	732,758	757,488
Total liabilities & shareholders’ equity	$797,110	$815,584

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. Modified funds from operations (MFFO) excludes the loss on hotels held for sale. The company considers FFO and MFFO in evaluating property acquisitions and its operating performance and believes that FFO and MFFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO and MFFO are not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at September 30, 2010 and the results of operations for the interim periods ended September 30, 2010. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Six, Inc. 2009 Annual Report.

Market Diversity
 Portfolio of hotels

STATE / CITY

ALABAMA
Birmingham, Dothan (2), Huntsville (2),
Montgomery, Tuscaloosa (2)
ALASKA
Anchorage (3)
ARIZONA
Phoenix, Tempe (2)
CALIFORNIA
Arcadia (2), Bakersfield, Folsom, Foothill Ranch,
Lake Forest, Milpitas, Roseville, San Francisco
COLORADO
Boulder, Denver (2)
CONNECTICUT
Farmington, Rocky Hill, Wallingford
FLORIDA
Clearwater, Lakeland, Lake Mary, Orange Park,
Panama City, Pensacola (3), Tallahassee
GEORGIA
Albany, Columbus, Savannah, Valdosta
NEW JERSEY
Mt. Olive, Somerset
NEW YORK
Saratoga Springs
NORTH CAROLINA
Roanoke Rapids
OREGON
Hillsboro (3), Portland
PENNSYLVANIA
Pittsburgh
SOUTH CAROLINA
Myrtle Beach
TENNESSEE
Nashville
TEXAS
Arlington (2), Dallas, Fort Worth (3), Laredo (2),
Las Colinas, McAllen
VIRGINIA
Fredericksburg
WASHINGTON
Kent, Mukilteo, Redmond, Renton

CORPORATE HEADQUARTERS
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(804) 344-8129 FAX
www.applereitsix.com

INVESTOR INFORMATION
For additional information about the
company, please contact: Kelly Clarke,
Director of Investor Services
804-727-6321 or
KClarke@applereit.com

Corporate Profile

Apple REIT Six, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels that generate attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott®, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn & Suites® brands. Our portfolio consists of 68 hotels, containing a total of 7,897 guestrooms in 18 states.

Mission

Apple REIT Six, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: COURTYARD, MYRTLE BEACH, SC

BACK: SPRINGHILL SUITES, DALLAS, TX; MARRIOTT, REDMOND, WA

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “TownePlace Suites® by Marriott®” and “Residence Inn® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Six or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Six offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Six shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton Garden Inn®” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Six, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Six offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Six shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.